Exhibit 99.4

Pinstripes Completes Business Combination with Banyan Acquisition Corporation and Will Begin Trading on New York Stock Exchange

Pinstripes Class A Common Stock and Warrants to Trade on NYSE on January 2, 2024, under the Symbols “PNST and “PNST WS”

Best-in-Class Experiential Dining and Entertainment Brand Has Raised More Than $70 Million, Including $50 Million in Senior Secured Financing from Oaktree

Company to Ring the NYSE Opening Bell on January 19, 2024

Northbrook, il. – December 29, 2023 – Pinstripes, Inc., a best-in-class experiential dining and entertainment brand combining bistro, bowling, bocce and private event space, and Banyan Acquisition Corporation (“Banyan”) (NYSE: BYN) today announced they have closed their previously announced business combination (“the Business Combination”), which was approved by Banyan’s stockholders at a meeting on December 27, 2023.

Pursuant to the Business Combination, Pinstripes has become a wholly-owned subsidiary of Banyan, which has changed its name to Pinstripes Holdings, Inc. (together with Pinstripes, Inc, “Pinstripes”). Pinstripes’ Class A common stock and warrants will begin trading on NYSE under the ticker symbols “PNST” and “PNST WS,” respectively, on January 2, 2024. Pinstripes’ Founder and Chief Executive Officer, Dale Schwartz, and the rest of the current management team of Pinstripes, will continue in their management roles.

In connection with the Business Combination, Pinstripes has raised more than $70 million in gross proceeds to support the Company’s strategic growth plans and the opening of additional locations. As part of such gross proceeds, Pinstripes has obtained a $50 million senior secured loan due 2028 (“2028 Loan”) from funds managed by Oaktree Capital Management, L.P. (“Oaktree”), on terms substantially the same as those set forth in the non-binding term sheet disclosed in a current report on Form 8-K filed by Banyan on December 19, 2023. Oaktree will have the option at its sole discretion and election, subject to satisfaction of certain conditions, to loan an additional $40 million in aggregate principal amount to Pinstripes no earlier than nine months and no later than 12 months following the 2028 Loan closing.

“Today is a significant milestone for Pinstripes. Completing our business combination with Banyan and introducing Pinstripes to the public markets is a tremendous achievement and the next chapter in our business journey,” said Mr. Schwartz. “We have achieved strong results to date, and this transaction will help fuel our growth as we continue to scale and open additional Pinstripes locations. On behalf of Pinstripes, I want to thank Banyan for their strong partnership, Oaktree for their financial commitment, our Pinstripes team for their passion and dedication, and our guests who for seventeen years have joined us for countless celebrations and magical moments.”

Jerry Hyman, Chairman of Banyan stated: “We formed Banyan to identify a strong business with promising growth in the foodservice industry and take them to the public markets, and after partnering with Pinstripes on this transaction, we are proud to say we have accomplished this goal. Pinstripes is a leader in experiential dining and as consumers demand multidimensional dining options in this post-COVID world, Pinstripes will continue scaling as an example for all others to follow. Once more, we’re thrilled to have played a key role in taking Pinstripes public and are confident Dale and the entire exceptional management team will continue to execute on their robust growth plans and strategy and I’m looking forward to serving on the Pinstripes board.”

To celebrate the completion of the Business Combination, Pinstripes will be ringing the Opening Bell at the NYSE at 9:30 a.m. ET on January 19, 2024. A live stream of the event and replay can be accessed by visiting https://www.nyse.com/bell.

Additional information regarding Pinstripes and the closing of the Business Combination, including the loan from Oaktree, will be included in a current report on Form 8-K to be filed with the Securities and Exchange Commission.

Management and Board of Directors

Following the Business Combination, Mr. Schwartz will serve as Chairman of the Board of Directors, in addition to President and Chief Executive Officer, and Tony Querciagrossa will continue as Chief Financial Officer of Pinstripes. In addition, Jack Greenberg, Dr. Daniel Goldberg, Larry Kadis, George Koutsogiorgas and Diane Aigotti, along with Jerry Hyman, will serve as independent directors on the board of Pinstripes.

Advisors

William Blair & Company, L.L.C. served as financial advisor, capital markets advisor and placement agent to Banyan. BTIG, LLC served as capital markets advisor and placement agent to Banyan. Oppenheimer & Co. Inc., Roth Capital Partners and Stephens Inc. served as capital markets advisors to Pinstripes. DLA Piper LLP (US) served as legal counsel to William Blair & Company, L.L.C. and BTIG, LLC. Katten Muchin Rosenman LLP acted as legal advisor to Pinstripes, Kirkland & Ellis LLP acted as legal advisor to Banyan and White & Case LLP acted as legal advisor to Oaktree.

About Pinstripes

Born in the Midwest, Pinstripes’ best-in-class venues offer a combination of made-from-scratch dining, bowling and bocce and flexible private event space. From its full-service Italian-American food and beverage menu to its gaming array of bowling and bocce, Pinstripes offers multi-generational activities seven days a week. Its elegant and spacious 25,000 – 38,000 square foot venues can accommodate groups of 20 to 1,500 people for private events, parties, and celebrations. For more information on Pinstripes, please visit www.pinstripes.com.

About Oaktree

Oaktree is a leader among global investment managers specializing in alternative investments, with $183 billion in assets under management as of September 30, 2023. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. The firm has over 1,200 employees and offices in 21 cities worldwide. For additional information, please visit Oaktree’s website at http://www.oaktreecapital.com/.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of Pinstripes to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Pinstripes to grow and manage growth profitably, maintain key relationships and retain its management and key employees; risks related to the uncertainty of the projected financial information with respect to Pinstripes; risks related to Pinstripes’ current growth strategy; Pinstripes’ ability to successfully open and integrate new locations; risks related to the substantial indebtedness of Pinstripes; risks related to the capital intensive nature of Pinstripes’ business; the ability of Pinstripes’ to attract new customers and retain existing customers; the impact of the COVID-19 pandemic, including the resulting labor shortage and inflation, on Pinstripes; and other economic, business and/or competitive factors. The foregoing list of factors is not exhaustive.

Stockholders and prospective investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive joint proxy statement/consent solicitation statement/prospectus filed by Banyan in connection with the Business Combination, and other documents filed by Pinstripes from time to time with the SEC.

Stockholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Pinstripes. Pinstripes expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Pinstripes with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contacts:

Investor Relations:
ICR for Pinstripes

PinstripesIR@icrinc.com

Media Relations:

ICR for Pinstripes

PinstripesPR@icrinc.com